Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)
Take-Two Interactive Software, Inc.
(646) 536-2932
meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports
Fourth Quarter and Fiscal 2007 Financial Results

Fourth Quarter Bottom Line Exceeds Guidance; Net Loss Declines on Revenue
Growth and Reduced Expenses

Company Reiterates Fiscal Year 2008 Guidance and Provides First Quarter
Guidance

New York, NY – December 18, 2007 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its fourth quarter and fiscal year ended October 31, 2007.

Net revenue for the fourth quarter was $292.6 million, compared to $266.6 million for the same period of fiscal 2006. Fourth quarter sales were led by BioShock, NBA 2K8 and Carnival Games, all of which were new titles released this quarter, as well as Grand Theft Auto catalog titles. Distribution revenue rose year over year, as next generation hardware sales were fueled by the strength of new front-line software titles, along with robust demand for Wii products.

Net loss for the fourth quarter was $7.1 million or $0.10 per share, compared to a net loss of $14.0 million or $0.20 per share in the fourth quarter of fiscal 2006.

The fourth quarter 2007 results include $4.8 million in stock-based compensation expenses ($0.06 per share); $4.5 million in business reorganization costs ($0.06 per share), including a $3.1 million loss related to the sale of Joytech ($0.04 per share); and $1.5 million in expenses related to unusual legal matters ($0.02 per share). Results for the fourth quarter of 2006 included $6.8 million in stock-based compensation expenses ($0.08 per share); $5.5 million in expenses related to unusual legal matters ($0.06 per share); and $2.3 million in expenses primarily related to studio closures ($0.03 per share).

Non-GAAP net income was $3.4 million or $0.05 per share in the fourth quarter of 2007, compared to a net loss of $1.8 million or $0.03 per share in the fourth quarter of 2006. (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on Non-GAAP items.)

Business Highlights

Among the significant recent business developments, Take-Two noted the following:

•
2K Games’ wholly owned and internally developed BioShock for Xbox 360 and Games for Windows® has shipped over 2 million units worldwide since its launch in late August. This critically acclaimed title has received numerous accolades, including Game of the Year from the British Academy of Film and Television Arts (BAFTA), and from the Associated Press. Additionally, the title won Game of the Year, Best Xbox 360 Game and Best Original Score at the 2007 Spike TV Video Game Awards on December 9th.

•
Carnival Games, a wholly owned and internally developed title for Nintendo’s Wii™, has shipped over 500,000 units since its debut in late August. 2K Play will be bringing this popular title to Nintendo DS™ in fiscal 2008.

•	The Company closed on an expanded $140 million senior secured revolving credit facility.
•
2K announced the formation of 2K Marin, a new development studio in Novato, California, which will develop original intellectual property, as well as co-develop products with other 2K studios around the world.

•
Gary Dale was named Executive Vice President of Take-Two, responsible for business development and optimizing sales and distribution activities. He had previously served as Chief Operating Officer of Rockstar Games.

Strauss Zelnick, Chairman of Take-Two, stated, “Fiscal 2007 was a year of progress for Take-Two, capped by better-than-expected bottom line financial performance in the fourth quarter. The Company has benefited from initiatives to streamline operations and improve our cost structure, while continuing to expand our portfolio of powerful video game franchises. As a result of this progress, Take-Two today is sharply focused on its core publishing business, and is operating more productively and efficiently, while continuing to foster the extraordinary creative talent of our development teams. We are fully committed to building on this solid foundation to produce great entertainment and to enhance shareholder value.”

Ben Feder, Chief Executive Officer of Take-Two, added, “Take-Two enters fiscal 2008 with the strongest, most diverse product lineup in our history - much of it internally developed and owned IP - which positions us well for the continued growth of the interactive entertainment market. We are building on our existing franchises while creating new hits such as the award-winning BioShock and Carnival Games. Our releases for the coming year include six titles that have sold over one million units in earlier versions, ranging from Grand Theft Auto IV, shipping in the second quarter of fiscal 2008, to Midnight Club: Los Angeles, Bully: Scholarship Edition, Sid Meier’s Civilization: Revolution, Major League Baseball 2K8 and NBA 2K9. We’ll also release several new brands, including Borderlands and Don King Presents: Prizefighter, as well as Nick Jr. titles based on our partnership with Nickelodeon.”

Fiscal Year 2007 Results

Net revenues were $981.8 million for the fiscal year ended October 31, 2007, compared to $1.038 billion in fiscal 2006. Net loss for fiscal 2007 was $138.4 million or $1.93 per share, compared to $184.9 million or $2.60 per share in fiscal 2006.

Fiscal 2007 results include $17.3 million in stock-based compensation expenses ($0.24 per share); $23.6 million in business reorganization costs ($0.32 per share), which included a $3.1 million loss related to the sale of Joytech ($0.04 per share); and $16.7 million in expenses related to unusual legal matters ($0.23 per share). Results for fiscal 2006 included $21.9 million in stock-based compensation expenses ($0.19 per share); $32.2 million in expenses primarily related to studio closures ($0.34 per share); and $6.9 million in expenses related to unusual legal matters ($0.06 per share). Fiscal 2006 results also reflected a non-cash charge of $59.5 million ($0.84 per share) to record a valuation allowance on deferred tax assets.

Non-GAAP net loss was $81.0 million or $1.13 per share in fiscal 2007, versus $84.0 million or $1.18 per share in the comparable period of 2006. (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on Non-GAAP items.)

Financial Guidance

The Company is providing guidance for the first quarter ending January 31, 2008 and reiterating its guidance for the fiscal year ending October 31, 2008 as follows:

	Revenue*	Non-GAAP EPS (a)
First quarter ending 1/31/2008	$175 to $225	$(0.50) to $(0.60)
Fiscal year ending 10/31/2008	$1,100 to $1,400	$1.30 to $1.50 (b)

* Dollars in millions
(a) The Company’s non-GAAP EPS estimates for the first quarter ending January 31, 2008 and fiscal year ending October 31, 2008 exclude approximately $0.07 and $0.45 per share, respectively, of stock-based compensation expenses; and approximately $0.02 and $0.05 per share, respectively, of business reorganization charges and expenses related to unusual legal matters. The Company’s stock-based compensation expense for the first quarter and fiscal 2008 reflects the cost of approximately two million stock options that are subject to variable accounting.  Actual expense to be recorded in connection with these options is dependent upon several factors, including future changes in the Company's stock price.
(b) 2008 fiscal year EPS estimates reflect tax expense on international operations only.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360® video game and entertainment system from Microsoft, PLAYSTATION®3 computer entertainment system and Wii™ home video game system from Nintendo; the ability to develop and publish products that capture market share for these next generation systems while continuing to leverage opportunities on legacy platforms; as well as the timely delivery of the titles detailed in this release.

Product Pipeline

The following titles shipped during the first quarter of 2008:

Title	Platform

College Hoops 2K8	Xbox 360, PS3, PS2 DS
Dora the Explorer: Dora Saves the Mermaids™
Go, Diego, Go!: Safari Rescue™	DS
Deal or No Deal: Secret Vault Games	PC
Grand Theft Auto: Vice City Stories (Japan)	PS2, PSP

Take-Two's lineup announced to date for the remainder of fiscal 2008 includes the following titles:

Title	Platform

Borderlands™	Xbox 360, PS3, Games for Windows®
Bully: Scholarship Edition	Xbox 360, Wii
Carnival Games	DS
Don King Presents: Prizefighter	Xbox 360, Wii, DS
Dora the Explorer: Dora Saves the Mermaids™	PS2
Go, Diego, Go!: Safari Rescue™	Wii, PS2
Grand Theft Auto IV	Xbox 360, PS3
Grand Theft Auto IV episodic content	Xbox 360
Major League Baseball® 2K8	Multiple platforms
Midnight Club: Los Angeles	Xbox 360, PS3
NBA® 2K9	Multiple platforms
NHL® 2K9	Multiple platforms
Sid Meier's Civilization® Revolution™	Xbox 360, PS3, DS
Top Spin 3	Xbox 360, PS3, Wii

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company also uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items. Non-GAAP gross profit, operating income (loss), net income (loss) and basic and diluted earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP, and are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•	Business reorganization, restructuring and related expenses, including losses on sale of subsidiaries
•	Stock-based compensation
•	Professional fees and expenses associated with the Company’s stock options investigation and certain other unusual regulatory and legal matters
•	Non-cash charges related to asset write-offs
•	Severance, relocation and other expenses outside of the Company’s planned business reorganization initiatives, primarily related to certain studio closures in the 2006 periods
•	Charge recorded to income tax expense for a valuation allowance, reflecting the uncertain utilization of deferred tax assets
•	Income tax effects of the items listed above

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period. In addition, the Company believes it is appropriate to exclude certain items as follows:

Business reorganization, restructuring and related expenses
In March 2007, the Company’s stockholders elected a new slate of members to Take-Two’s Board of Directors, who immediately removed the Company’s former President and Chief Executive Officer. Subsequently, the Company’s former Chief Financial Officer resigned. As a result of these actions and the implementation of a business reorganization plan, the Company incurred significant costs in the three months and year ended October 31, 2007 to reduce headcount, relocate employees and consolidate sales and operational functions. In addition, certain intellectual property was impaired and written off as a component of cost of good sold in the year ended October 31, 2007, based on a determination made by the newly appointed management team.

In September 2007, the Company sold substantially all of the net assets, primarily inventory and accounts receivable, of its wholly owned Joytech video game accessories subsidiary for approximately $3.6 million in cash. The disposition of Joytech did not involve a significant amount of assets or materially impact the comparability of the Company’s operating results. The Company recorded a loss of $3.1 million related to the sale of Joytech.

The Company expects that additional business reorganization, restructuring and related costs will be recorded in the 2008 fiscal year. Such costs are expected to relate to severance, asset write-offs and associated professional fees. The Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization expenses from its non-GAAP financial measures.

Stock-based compensation
The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in their short and long-term operating plans. Furthermore, executive and management incentive compensation plans are generally based on measures that exclude the impact of stock-based compensation. The Company places greater emphasis on shareholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Professional fees and expenses associated with the Company’s stock options investigation and certain other unusual regulatory and legal matters
The Company incurred significant legal and other professional fees associated with both the investigation of stock option grants and the Company’s responses to the New York County District Attorney’s subpoenas. One of management’s primary objectives is to bring conclusion to its regulatory matters. The Company continues to incur substantial expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its non-GAAP financial measures.

Non-cash charges related to asset write-offs
In 2006, impairment charges were recorded in connection with studio closings to write-off software development costs related to several titles in development. The impairment charges were based on an assessment of the future recoverability of capitalized software balances related to these titles and the determination that these titles were unlikely to recover capitalized costs given a change in sales expectations as a result of weaker market conditions, the closure and anticipated closure of development studios, uncertainty involved in the console transition and historical performance of the titles. This charge was recorded as a component of cost of goods sold.

In addition, impairment charges were incurred related to the write-off of certain trademarks, acquired intangibles, goodwill and other assets based on management’s assessment of the future value of these assets, including future business prospects and estimated cash flows to be derived from them. These charges were recorded in depreciation and amortization expense and impairment of long lived assets.

The Company believes these charges were each based on a unique set of business objectives and circumstances, and therefore believes it is appropriate to exclude these non-cash charges related to asset write-offs from its non-GAAP financial measures.

Severance, relocation and other
In connection with certain studio closures in 2006, the Company incurred severance and other costs. The Company also relocated its European headquarters to Geneva. The Company does not regularly close development studios and does not plan to move its European headquarters, and therefore believes it is appropriate to exclude these expenses from its non-GAAP financial measures. These costs were recorded in research and development and general and administrative expenses.

Charge for tax valuation allowance
In July 2006, the Company recorded income tax expense for a valuation allowance, to reflect the uncertain utilization of deferred tax assets relating to net operating losses carried forward from prior periods and deductible temporary differences. This charge represents the income tax impact of the Company’s aggregate net operating losses and temporary differences existing at the beginning of the period.

EBITDA and Adjusted EBITDA
Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with accounting principles generally accepted in the United States. Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units. Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® and Xbox® video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play; and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Microsoft, Xbox, Xbox 360, Xbox LIVE, and the Xbox logos are trademarks of the Microsoft group of companies.

"PlayStation", “PLAYSTATION”, "PSP" and the "PS" Family logo are registered trademarks of Sony Computer Entertainment Inc. Memory Stick Duo™ may be required (sold separately).

™, ®, Game Boy Advance, Nintendo GameCube, Nintendo DS and the Wii logo are trademarks of Nintendo. © 2006 Nintendo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, and in the Company’s Form 10-Q for the third quarter ended July 31, 2007 in the section entitled “Risk Factors.”

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended October 31,		For the Years Ended October 31,
	2007	2006	2007	2006

Net revenue	$292,600	$266,556	$981,791	$1,037,840

Cost of goods sold:
Product costs	133,808	131,723	511,088	538,761
Software development costs and royalties	42,695	34,165	136,485	193,539
Internal royalties	11,002	9,857	28,892	40,413
Licenses	15,443	9,012	58,569	52,763
Total cost of goods sold	202,948	184,757	735,034	825,476

Gross profit	89,652	81,799	246,757	212,364

Selling and marketing	32,246	37,827	130,652	139,250
General and administrative	35,000	37,597	148,788	154,015
Research and development	11,159	13,046	48,455	64,258
Business reorganization and related	1,405	-	17,467	-
Impairment of goodwill and long-lived assets	-	830	-	15,608
Depreciation and amortization	6,706	6,763	27,449	26,399
Total operating expenses	86,516	96,063	372,811	399,530
Income (loss) from operations	3,136	(14,264)	(126,054)	(187,166)
Loss on sale and deconsolidation (1)	(4,469)	-	(4,469)	-
Interest income and other, net	(324)	1,228	2,308	2,684
Loss before income taxes	(1,657)	(13,036)	(128,215)	(184,482)
Provision for income taxes	5,406	979	10,191	407
Net loss	$(7,063)	$(14,015)	$(138,406)	$(184,889)

Basic and diluted loss per share	$(0.10)	$(0.20)	$(1.93)	$(2.60)

Basic and diluted weighted average shares outstanding	72,321	71,199	71,860	71,012

	Three months ended October 31,		For the Years Ended October 31,
OTHER INFORMATION	2007	2006	2007	2006

Total revenue mix
Publishing	75%	76%	70%	73%
Distribution	25%	24%	30%	27%

Geographic revenue mix
North America	74%	66%	75%	69%
International	26%	34%	25%	31%

Publishing platform revenue mix
Microsoft Xbox 360	44%	17%	30%	23%
PC	19%	13%	14%	17%
Sony PlayStation 2	14%	32%	26%	30%
Nintendo Wii	11%	0%	5%	0%
Sony PLAYSTATION 3	5%	0%	10%	0%
Sony PSP	4%	29%	10%	18%
Accessories and other	2%	3%	2%	4%
Nintendo Handhelds	1%	1%	1%	2%
Microsoft Xbox	0%	5%	2%	6%

(1) Reflects $3,080 loss on the sale of Joytech, a video game accessories company; and $1,389 loss on the deconsolidation of Blue Castle Games, Inc., which previously was accounted for as a wholly owned subsidiary in accordance with FIN 46(R).

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	October 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$77,757	$132,480
Accounts receivable, net of allowances of $63,324 and $91,509 at October 31, 2007 and October 31, 2006, respectively	104,937	143,199
Inventory	99,331	95,520
Software development costs and licenses	141,441	85,207
Prepaid taxes and taxes receivable	40,316	60,407
Prepaid expenses and other	34,741	28,060
Total current assets	498,523	544,873

Fixed assets, net	44,986	47,496
Software development costs and licenses, net of current portion	34,465	31,354
Goodwill	204,845	187,681
Other intangibles, net	31,264	43,248
Other assets	17,060	14,154
Total assets	$831,143	$868,806

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$128,782	$123,947
Accrued expenses and other current liabilities	146,835	128,282
Deferred revenue	36,544	11,317
Total current liabilities	312,161	263,546
Deferred revenue	25,000	50,000
Line of credit	18,000	-
Other long-term liabilities	4,828	4,868
Total liabilities	359,989	318,414
Commitments and contingencies

Stockholders' equity:
Common stock, $.01 par value, 100,000 shares authorized; 74,273 and 72,745 shares issued and outstanding at October 31, 2007 and October 31, 2006, respectively	743	727
Additional paid-in capital	513,297	482,104
Retained earnings (accumulated deficit)	(77,747)	60,659
Accumulated other comprehensive income	34,861	6,902
Total stockholders' equity	471,154	550,392

Total liabilities and stockholders' equity	$831,143	$868,806

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended October 31,
	2007	2006
Operating activities:
Net loss	$(138,406)	$(184,889)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization and write-off of software development costs and licenses	109,891	147,832
Depreciation and amortization of long-lived assets	27,449	26,399
Impairment of goodwill and long-lived assets	-	15,608
Amortization and write-off of intellectual property	8,626	10,500
Stock-based compensation	17,329	21,931
Provision (benefit) for deferred income taxes	(1,718)	17,360
Foreign currency transaction gain and other	(1,656)	(2,070)
Loss on sale and deconsolidation	4,469	-
Changes in assets and liabilities, net of effect from purchases and disposal of businesses:
Accounts receivable, net	39,159	56,651
Inventory	(10,203)	40,707
Software development costs and licenses	(163,859)	(143,248)
Prepaid expenses, other current and other non-current assets	18,270	(30,086)
Accounts payable, accrued expenses, deferred revenue and other liabilities	26,604	66,667
Total adjustments	74,361	228,251
Net cash (used for) provided by operating activities	(64,045)	43,362

Investing activities:
Purchase of fixed assets	(21,594)	(25,084)
Cash received from sale of business	2,778	-
Payments for purchases of businesses, net of cash acquired	(5,795)	(191)
Net cash used for investing activities	(24,611)	(25,275)

Financing activities:
Proceeds from exercise of options	9,503	2,808
Borrowings on line of credit	18,000	-
Payment of debt issuance costs	(1,809)	-
Excess tax benefit on exercise of stock options	-	163
Net cash provided by financing activities	25,694	2,971
Effects of exchange rates on cash and cash equivalents	8,239	4,227
Net (decrease) increase in cash and cash equivalents	(54,723)	25,285
Cash and cash equivalents, beginning of year	132,480	107,195
Cash and cash equivalents, end of year	$77,757	$132,480

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months ended October 31,	Business reorganization	Professional fees and	Stock-based	Non-GAAP three months ended October 31,
	2007	and related	legal matters	compensation	2007

Net revenue	$292,600	$-	$-	$-	$292,600

Cost of goods sold:
Product costs	133,808	-	-	-	133,808
Software development costs and royalties	42,695	-	-	(1,008)	41,687
Internal royalties	11,002	-	-	-	11,002
Licenses	15,443	-	-	-	15,443
Total cost of goods sold	202,948	-	-	(1,008)	201,940

Gross profit	89,652	-	-	1,008	90,660

Selling and marketing	32,246	-	-	(353)	31,893
General and administrative	35,000	-	(1,546)	(2,636)	30,818
Research and development	11,159	-	-	(757)	10,402
Business reorganization and related	1,405	(1,405)	-	-	-
Impairment of goodwill and long-lived assets	-	-	-	-	-
Depreciation and amortization	6,706	-	-	-	6,706
Total operating expenses	86,516	(1,405)	(1,546)	(3,746)	79,819
Income from operations	3,136	1,405	1,546	4,754	10,841
Loss on sale and deconsolidation	(4,469)	3,080	-	-	(1,389)
Interest and other, net	(324)	-	-	-	(324)
Income (loss) before income taxes	(1,657)	4,485	1,546	4,754	9,128
Provision (benefit) for income taxes	5,406	322	-	-	5,728
Net income (loss)	$(7,063)	$4,163	$1,546	$4,754	$3,400

Basic income (loss) per share*	$(0.10)	$0.06	$0.02	$0.07	$0.05
Diluted income (loss) per share*	$(0.10)	$0.06	$0.02	$0.06	$0.05
Basic weighted average shares outstanding	72,321				72,321
Diluted weighted average shares outstanding	72,321				73,527

EBITDA:
Income (loss) before income taxes	$(1,657)				$9,128
Interest income	324				324
Depreciation and amortization	6,706				6,706
EBITDA	$5,373				$16,158
Add: Business reorganization and related	1,405				-
Loss on sale and deconsolidation	4,469				1,389
Adjusted EBITDA	$11,247				$17,547

*Basic and diluted income (loss) per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months ended October 31,	Asset impairments	Severance, relocation	Professional fees and	Stock-based	Non-GAAP three months ended October 31,
	2006	and write-offs	and other	legal matters	compensation	2006

Net revenue	$266,556	$-	$-	$-	$-	$266,556

Cost of goods sold:
Product costs	131,723	-	-	-	-	131,723
Software development costs and royalties	34,165	-	-	-	(526)	33,639
Internal royalties	9,857	-	-	-	-	9,857
Licenses	9,012	-	-	-	-	9,012
Total cost of goods sold	184,757	-	-	-	(526)	184,231

Gross profit	81,799	-	-	-	526	82,325

Selling and marketing	37,827	-	-	-	(314)	37,513
General and administrative	37,597	-	(1,568)	(5,455)	(3,213)	27,361
Research and development	13,046	-	(189)	-	(2,722)	10,135
Business reorganization and related	-	-	-	-	-	-
Impairment of goodwill and long-lived assets	830	(500)	-	-	-	330
Depreciation and amortization	6,763	-	-	-	-	6,763
Total operating expenses	96,063	(500)	(1,757)	(5,455)	(6,249)	82,102
Income (loss) from operations	(14,264)	500	1,757	5,455	6,775	223
Loss on sale and deconsolidation	-	-	-	-	-	-
Interest and other, net	1,228	-	-	-	-	1,228
Income (loss) before income taxes	(13,036)	500	1,757	5,455	6,775	1,451
Provision (benefit) for income taxes	979	-	288	895	1,112	3,274
Net Loss	$(14,015)	$500	$1,469	$4,560	$5,663	$(1,823)

Basic and diluted loss per share*	$(0.20)	$0.01	$0.02	$0.06	$0.08	$(0.03)

Basic and diluted weighted average shares outstanding	71,199					71,199

EBITDA:
Income (loss) before income taxes	$(13,036)					$1,451
Interest income	(1,228)					(1,228)
Depreciation and amortization	6,763					6,763
EBITDA	$(7,501)					$6,986
Add: Business reorganization and related	-					-
Adjusted EBITDA	$(7,501)					$6,986

*Basic and diluted loss per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	For the year ended October 31,	Business reorganization	Professional fees and	Stock-based	Non-GAAP for the year ended October 31,
	2007	and related	legal matters	compensation	2007

Net revenue	$981,791	$-	$-	$-	$981,791

Cost of goods sold:
Product costs	511,088	(5,164)	-	-	505,924
Software development costs and royalties	136,485	-	-	(3,216)	133,269
Internal royalties	28,892	-	-	-	28,892
Licenses	58,569	-	-	-	58,569
Total cost of goods sold	735,034	(5,164)	-	(3,216)	726,654

Gross profit	246,757	5,164	-	3,216	255,137

Selling and marketing	130,652	-	-	(1,232)	129,420
General and administrative	148,788	-	(16,726)	(7,080)	124,982
Research and development	48,455	-	-	(3,735)	44,720
Business reorganization and related	17,467	(15,401)	-	(2,066)	-
Impairment of goodwill and long-lived assets	-	-	-	-	-
Depreciation and amortization	27,449	-	-	-	27,449
Total operating expenses	372,811	(15,401)	(16,726)	(14,113)	326,571
Loss from operations	(126,054)	20,565	16,726	17,329	(71,434)
Loss on sale and deconsolidation	(4,469)	3,080	-	-	(1,389)
Interest and other, net	2,308	-	-	-	2,308
Loss before income taxes	(128,215)	23,645	16,726	17,329	(70,515)
Provision (benefit) for income taxes	10,191	322	-	-	10,513
Net loss	$(138,406)	$23,323	$16,726	$17,329	$(81,028)

Basic and diluted loss per share*	$(1.93)	$0.32	$0.23	$0.24	$(1.13)

Basic and diluted weighted average shares outstanding	71,860				71,860

EBITDA:
Loss before income taxes	$(128,215)				$(70,515)
Interest income	(2,570)				(2,570)
Depreciation and amortization	27,449				27,449
EBITDA	(103,336)				(45,636)
Add: Business reorganization and related	22,631				-
Loss on sale and deconsolidation	4,469				1,389
Adjusted EBITDA	$(76,236)				$(44,247)

*Basic and diluted loss per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	For the year ended October 31,	Asset impairments	Severance, relocation	Professional fees and	Stock-based	Charge for tax valuation	Non-GAAP for the year ended October 31,
	2006	and write-offs	and other	legal matters	compensation	allowance	2006

Net revenue	$1,037,840	$-	$-	$-	$-	$-	$1,037,840

Cost of goods sold:
Product costs	538,761	(1,128)	-	-	-	-	537,633
Software development costs and royalties	193,539	(11,913)	-	-	(1,263)	-	180,363
Internal royalties	40,413	-	-	-	-	-	40,413
Licenses	52,763	-	-	-	-	-	52,763
Total cost of goods sold	825,476	(13,041)	-	-	(1,263)	-	811,172

Gross profit	212,364	13,041	-	-	1,263	-	226,668

Selling and marketing	139,250	-	-	-	(1,256)	-	137,994
General and administrative	154,015	-	(4,195)	(6,861)	(13,277)	-	129,682
Research and development	64,258	-	(3,445)	-	(6,135)	-	54,678
Business reorganization and related	-	-	-	-	-	-	-
Impairment of goodwill and long-lived assets	15,608	(11,471)	-	-	-	-	4,137
Depreciation and amortization	26,399	-	-	-	-	-	26,399
Total operating expenses	399,530	(11,471)	(7,640)	(6,861)	(20,668)	-	352,890
Loss from operations	(187,166)	24,512	7,640	6,861	21,931	-	(126,222)
Loss on sale and deconsolidation	-	-	-	-	-	-	-
Interest and other, net	2,684	-	-	-	-	-	2,684
Loss before income taxes	(184,482)	24,512	7,640	6,861	21,931	-	(123,538)
Provision (benefit) for income taxes	407	5,158	3,022	2,713	8,673	(59,469)	(39,496)
Net loss	$(184,889)	$19,354	$4,618	$4,148	$13,258	$59,469	$(84,042)

Basic and diluted loss per share*	$(2.60)	$0.27	$0.07	$0.06	$0.19	$0.84	$(1.18)

Basic and diluted weighted average shares outstanding	71,012						71,012

EBITDA:
Loss before income taxes	$(184,482)						$(123,538)
Interest income	(2,684)						(2,684)
Depreciation and amortization	26,399						26,399
EBITDA	(160,767)						(99,823)
Add: Business reorganization and related	-						-
Adjusted EBITDA	$(160,767)						$(99,823)

*Basic and diluted loss per share may not add due to rounding